DATE:	November 13, 2006

LANDLORD:	ADAPTEC, INC., a Delaware corporation

TENANT:	TECHNOCONCEPTS, INC., a Nevada corporation

PREMISES:	673 South Milpitas Blvd. (Building 1), Milpitas, California 95035

LEASE AGREEMENT

TABLE OF CONTENTS

Paragraph
Page

1.	Fundamental Lease Provisions	3
2.	Premises	4
3.	Use	5
4.	Rent	6
5.	Term	8
6.	Possession	8
7.	Common Areas	8
8.	Parking	9
9.	Expenses of Operation and Maintenance of the Complex	9
10.	Acceptance and Surrender of Premises	10
11.	Alterations and Additions	10
12.	Maintenance and Repair of the Premises	11
13.	Utility and Other Services Provided by Landlord	11
14.	Security/Common Area	12
15.	Taxes	13
16.	Tenant's Insurance	14
17.	Casualty Insurance; Waiver of Subrogation	14
18.	Indemnification; Exemption of Landlord from Liability	15
19.	Compliance	15
20.	Liens	16
21.	Assignment and Subletting	16
22.	Subordination and Mortgages	17
23.	Entry by Landlord	17
24.	Tenant's Default	17
25.	Landlord’s Remedies and Rights	18
26.	Destruction	19
27.	Eminent Domain	19
28.	Sale or Conveyance by Landlord	20
29.	Attornment to Lender or Third Party	20
30.	Holding Over	20
31.	Certificate of Estoppel	20
32.	Construction Changes	21
33.	Right of Landlord to Perform	21
34.	Attorney's Fees	21
35.	Waiver	21
36.	Notices	21
37.	Examination of Lease	22
38.	Default by Landlord	22
39.	Authority	22
40.	Limitation of Liability	22
41.	Brokers	22
42.	Signs	22
43.	Hazardous Materials	23
44.	Interest	24
45.	Furniture	24
46.	Miscellaneous and General Provisions	24

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Addenda and Exhibits

Exhibit A -- Floor Plan of the Building
Exhibit B -- Tenant Improvement Space Plan / Furniture Layout
Exhibit C -- Commencement Date Memorandum
Exhibit D -- Rules & Regulations
Exhibit E -- Site Plan of the Complex

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FULL SERVICE GROSS

LEASE AGREEMENT

DATED: NOVEMBER 13, 2006
LANDLORD:  ADAPTEC, INC., a Delaware corporation
TENANT: TECHNOCONCEPTS, INC., a Nevada corporation

1.   FUNDAMENTAL LEASE PROVISIONS.
A. PREMISES: Approximately 6,709 square feet of leasable area in the building, commonly referred to as Suite 100 (5,460 rentable square feet) and the adjacent “Lab Space” (1,249 rentable square feet) and shown on the site plan attached as Exhibit A (the “Premises”), which building (“Building”) contains approximately 44,928 leasable square feet. The Building is located on a parcel of land in the County of Alameda, State of California, with a common address of 673 South Milpitas Boulevard, Milpitas, California 95035. The Building is located within a complex that consists of multiple buildings, together with related driveways, parking areas, and related fixtures and improvements (the “Complex”). A site plan of the Complex is attached hereto as Exhibit E.

B. LEASE TERM: The period commencing on the Commencement Date (as defined in Paragraph 1.C) and expiring twenty-five (25) months thereafter. (Paragraph 5)

C. COMMENCEMENT DATE: November 1, 2006 (Paragraphs 4.A and 5, Exhibit C)

D. BASIC RENT: (Paragraph 4.A):

Months	Basic Rent/RSF/Month	Basic Rent/Total/Month

1 - 13	$0.5915	$3,968.69
14 - 25	$0.7156	$4,800.89

E. OPERATING EXPENSES: Operating Expenses for the Premises are currently estimated at $0.34/RSF/month, but shall be subject to annual reconciliation in accordance with Paragraph 9. (Paragraphs 4.E and 9)

F.  UTILITY COSTS. Utility Costs for the Premises are currently estimated at $0.20/RSF/mo, which amounts shall be reconciled annually to actual expenditures by Landlord in accordance with Paragraph 13. (Paragraphs 4.E and 13)

G.  ADDITIONAL RENT: Estimated Utility Costs and Operating Expenses, plus costs and expenses under Paragraphs 12, 13, 14, 15 and 16 and elsewhere in this Lease. (Paragraph 4.E)

H.  TENANT'S SHARE: Fourteen and Ninety-three one hundredths percent (14.93%) (Paragraph 4.E)

I.  PREPAID RENT: $7,591.23 for the first month of the Lease Term (an amount equal to One (1) month’s Basic Rent, plus one (1) month’s Estimated Operating Expenses). (Paragraph 4.H)

J.  BASIC RENT ADJUSTMENT: N/A. (Paragraph 4.B)

K.  SECURITY DEPOSIT: $8,423.82 (an amount equal to last month’s Basic Rent, plus one (1) month’s Estimated Operating Expenses) (Paragraph 4.G)

L.  PERMITTED USE: general office use, research and development, lab testing of electronic devices, and all legally related uses. (Paragraph 3)

M.  NUMBER OF PARKING SPACES: 3.5:1000 in common with other Complex occupants. (Paragraph 8)

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N.  ADDRESSES FOR NOTICES AND PAYMENT OF RENT (Paragraphs 4.F and 36):

To Landlord:	Adaptec, Inc.
691 South Milpitas Boulevard, MS 20
Milpitas, CA 95035
Attn: Robert W. Kraiss
Fax: (408) 945-2533

With Copy to:	Silicon Valley Law Group
25 Metro Drive, Suite 600
San Jose, CA 95110
Attn: Lucy Lofrumento
Fax: (408) 573-5701

To Tenant:	TechnoConcepts, Inc.
14945 Ventura Blvd, Suite 300
Sherman Oaks, CA 91403
Attn: Chief Financial Officer
Fax: (818) 981-8111

M.	TENANT'S BROKER: N/A. (Paragraph 41)
LANDLORD’S BROKER: N/A. (Paragraph 41)

N.	ADDENDA AND EXHIBITS: The following addenda and exhibits are added hereto and included as part of this Lease:

Exhibit A -- Floor Plan of the Building
Exhibit B -- Tenant Improvement Space Plan / Furniture Layout
Exhibit C -- Commencement Date Memorandum
Exhibit D -- Rules & Regulations
Exhibit E -- Site Plan of the Complex

Each reference in this Lease to any of the provisions in this Paragraph 1 shall be construed to incorporate all of the terms of each such provision. In the event of any conflict between this Paragraph 1 and the balance of the Lease, the balance of the Lease shall control.

2.   PREMISES.

A. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term, at the Rent and upon the terms and conditions hereinafter set forth, that certain space ("Premises") within the Building as described in Paragraph 1.A. Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the condition of such performance and observance.

B. Improvements. Landlord agrees, at Landlord’s sole cost and expense, to provide for the design, construction drawings, all necessary permits and approvals, and alterations to demise the Lab Space as reflected on the space plan attached as Exhibit B hereto and incorporated by reference, including:

(1)	the addition of one door with keyed entry from the corridor to access the lab room;
(2)	physical separation of rooms to create individual lab spaces;
(3)	installation of one interior access door with keyed entry from the window line storage space into the storage space adjacent to it;
(3)
provide data physical connectivity (but no services) from the demark to the Premises; Tenant shall be required to contract and pay for "hook-up and services" to the Premises. Landlord shall make available up to 8 pairs of existing cabling to Tenant for the Premises that runs from the Building 1 demark to the Room 1146 and then to the Premises (for data) and up to 8 pairs of existing phone connections from Room 1146 to existing telephone punch down Room 1152. Tenant acknowledges that Room Nos. 1146 and 1152 are supported by house air conditioning only and there is no 24 X 7 air conditioning to these rooms. Any additional cabling or re-routing of existing cabling shall be done by Tenant and all costs associated with same shall be borne by Tenant;

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(4)
re-ducting of the existing 5 ton A/C unit to act as ancillary support to the Lab Space. The Tenant Improvements shall be constructed by Landlord in a good workmanlike manner, and in compliance with all laws, rules, regulations, permit requirements, codes and ordinances. The Tenant Improvements shall be deemed substantially complete when Landlord notifies Tenant in writing that the Tenant Improvements (if any) are substantially completed in accordance with Exhibit B, subject only to "punch list" items that do not materially diminish the usefulness of the Premises. Landlord shall have no obligation to make any improvement or alteration to the Premises except as specifically and expressly agreed to in writing by Landlord, and all other improvements or alterations required by Tenant for Tenant’s use and occupancy of the Premises (including without limitation the installation of satellite dishes on the roof of the Building) shall be Tenant’s sole responsibility at Tenant’s sole cost, in accordance with Paragraph 11 and other applicable provisions of this Lease; and

(5)	removal of the cubical furniture located in Room 1110.

C. Square Footage. Landlord and Tenant conclusively agree that the statements of rentable square footage contained herein shall be deemed to be correct and binding upon the parties for all purposes under this Lease, even if subsequent measurements determine that one or more of such figures is incorrect. Notwithstanding the foregoing, Tenant may, at Tenant’s sole cost and expense, cause the Premises to be remeasured by an architect and if the actual square footage of the Premises differs from the square footage set forth herein by greater than five (5%) percent, Landlord and Tenant shall adjust the Rent accordingly. If, pursuant to the foregoing sentence, no adjustment of Rent is made on or before the thirtieth (30th) day after the Commencement Date, Tenant waives its right to such an adjustment.

3.   USE.

A. Limitations on Use. Tenant shall obtain any necessary permits and/or variances, at Tenant’s sole cost and expense. To Landlord’s Knowledge (as defined in Paragraph 46.K), as of the Commencement Date, the Premises and the Building meet all applicable codes for operation of the Building and contemplated use of the Premises as office space, including zoning, life safety, O.S.H.A. and Americans With Disabilities Act of 1990 (the "ADA"). Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances, including without limitation the ADA, and solely for the purpose specified in Paragraph 1.L and for no other purpose without the prior written consent of Landlord, which consent may be withheld and/or conditioned by Landlord in its sole and absolute discretion. Notwithstanding the previous sentence, nothing in this Lease Agreement shall be construed, and Tenant shall not be required, to pay the costs of any alterations or upgrades to the Building required under the ADA or equivalent state statutes (collectively, “ADA Improvements”), except to the extent that such ADA Improvements are “triggered” by (i) Tenant’s specific or unique use or occupancy of the Premises; or (ii) Tenant’s application for a building permit or any other governmental approval, in which event such ADA Improvements will be completed by Tenant at Tenant’s sole cost and expense. Except as provided by the preceding sentence, all such alterations or upgrades shall be preformed by the Landlord at the Landlord’s sole cost and expense, with the result that Tenant’s quiet enjoyment of the premises shall not be interrupted. Tenant shall not do or permit its employees, agents, contractors and invitees (the “Tenant’s Related Parties”) to do in or about the Premises or the Complex nor bring or keep or permit Tenant’s Related Parties to bring or keep in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or the Complex or any part thereof, or any of its contents. Tenant shall not do or permit Tenant’s Related Parties to do anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises or Complex to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Laws. No sale by auction shall be permitted on the Premises or in the Complex of any kind, including, without limitation, any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building therein, or overload existing electrical or other mechanical systems.

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B. Outside Areas. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

C. Compliance with Rules and Regulations. Tenant shall comply with any covenants, conditions, or restrictions ("CC&R's") affecting the Premises, as the same may hereafter be amended from time to time, as well as the rules and regulations promulgated by Landlord (the "Rules and Regulations"), a copy of such Rules and Regulation is attached as Exhibit D. Landlord reserves the right to reasonably amend such Rules and Regulations from time to time as Landlord may deem appropriate, which amendment shall be binding upon Tenant upon delivery of a copy thereof to Tenant, provided that in the event of a conflict between this Lease and the Rules and Regulations, this Lease shall prevail. Tenant shall use reasonable efforts to cause Tenant’s Related Parties to cooperate in observance of such Rules and Regulations, as the same may be amended from time to time. The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex. Landlord shall not be responsible for the violation by any other tenant or occupant of the Complex of the Rules and Regulations.

4.   RENT

A. Basic Rent.  Tenant agrees to pay to Landlord the sum set forth in Paragraph 1.D hereof as "Basic Rent", in lawful money of the United States of America, without deduction, offset, prior notice, or demand, on the first day of every calendar month of the Lease Term, and Landlord agrees to accept such sum as Basic Rent for the Premises.

B. Prepaid Rent. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum specified in Paragraph 1.I as prepaid Rent for the months designated therein.

C. Partial Months.  In the event that the Lease Term commences on a date other than the first day of a calendar month, on the Commencement Date Tenant shall pay to Landlord as Basic Rent for the period from such Commencement Date to the first day of the first full calendar month that proportion of the monthly Basic Rent hereunder which the number of days between such Commencement Date and the first day of the next succeeding calendar month bears to thirty (30), and such partial first month shall not be counted when computing the number of months in the term of this Lease. In the event that the Lease Term is terminated for any reason on a date other than the last day of a calendar month, on the first day of the last calendar month of the Lease Term Tenant shall pay to Landlord as Basic Rent for the period from said first day of said last calendar month to and including the last day of the Lease Term that proportion of the monthly Basic Rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

D. Late Charge.  Tenant acknowledges that late payment by Tenant to Landlord of Rent (as defined below) under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Notwithstanding any other provision of this Lease, if Tenant is delinquent in the payment of Rent as set forth in this Paragraph 4, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent due, a late charge for each Rent payment which is not received by Landlord within ten (10) days after due date for such payment, it being understood that postmarking a payment by such deadline shall not be sufficient to meet this requirement. Said late charge shall be ten percent (10%) of the delinquent Rent payment.

E. Additional Rent. Beginning with the Commencement Date, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following additional amounts:

(1)	Operating Expenses in the amounts set forth in Paragraphs 1.E and 9, and

(2)	Utility Costs in the amounts set forth in Paragraphs 1.F and 13, and

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(3) All charges, costs and expenses that Tenant is required to pay under this Lease, together with all interest and penalties, costs and expenses including without limitation attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Basic Rent. The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent, at the option of Landlord, directly to the designated recipient thereof, as and when such amounts are due, in accordance with statements or invoices presented to Tenant. The obligations of Tenant under this Paragraph shall survive the expiration or other termination of this Lease.

In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Basic Rent. The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent, at the option of Landlord, directly to the designated recipient thereof, as and when such amounts are due, in accordance with statements or invoices presented to Tenant. The obligations of Tenant under this Paragraph shall survive the expiration or other termination of this Lease.

F. Place of Payment of Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the address of Landlord as specified in Paragraph 1.N or such other place as Landlord may from time to time designate in writing. It shall be Tenant’s responsibility to ensure that all Rent payments are mailed or sent in time for Landlord to receive them by the specified deadline, and Landlord shall not be responsible for any delays in delivery of payments by mail or otherwise.

G. Security Deposit.  Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum specified in Paragraph 1.K hereof, as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply such portion of the Security Deposit as is necessary for the following purposes. (i) to remedy any default by Tenant in the payment of Rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon the expiration or sooner termination of the Lease; and/or (iv) to remedy any other default of Tenant to the extent permitted by Law, including, without limitation, on account of damages owing to Landlord under Section 25, and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant (or the last assignee of Tenant's interest under this Lease) within thirty (30) days following the expiration or sooner termination of this Lease and the surrender of the Premises by Tenant to Landlord in accordance with the terms of this Lease; provided, however, if this Lease is terminated following an Event of Default, the unpaid portion of the Security Deposit, if any, shall be returned to Tenant two (2) weeks after final determination of all damages due Landlord, and, in this respect, the provisions of California Civil Code Section 1950.7 are hereby waived by Tenant.

H. Prepaid Rent.  Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum specified in Paragraph 1.I as prepaid Rent for the months designated therein.

I. Definition of Rent. The term "Rent" as used in this Lease shall mean Basic Rent, Additional Rent, and any and all other sums, however designated, required to be paid by Tenant under this Lease, whether payable to Landlord or third parties.

J. Additional Rights of Landlord. In addition to any late payment or interest charges payable to Landlord hereunder and any other rights or remedies that Landlord may have under this Lease or applicable law, all of which rights and remedies shall be cumulative, Tenant, as a material part of the consideration for this Lease, hereby agrees as follows:

(1) If Tenant makes any payment under this Lease by check and such check is dishonored or otherwise returned unpaid to Landlord due to insufficient funds, then Landlord, at its option, may require Tenant to make all future payments under this Lease by cashier's check or wire transfer in accordance with wiring instructions given to Tenant by Landlord.

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(2) If Landlord fails to receive any payment that Tenant is required to make under this Lease when due and Landlord thereafter, and prior to receiving such payment, proceeds to serve a "3-Day Notice" or similar notice to Tenant as permitted under Section 1162 of the California Code of Civil Procedure, then in each such instance, and regardless of whether Tenant thereafter makes such payment, Tenant shall pay to Landlord, upon demand, as Additional Rent, an administrative charge in the amount of $250. Tenant acknowledges that such charge constitutes liquidated damages and not a penalty and represents a reasonable estimate of the additional administrative costs that Landlord will incur in serving such notice.

(3) If Landlord fails to receive any payment that Tenant is required to make under this Lease within ten (10) days after the due date for such payment, and such delinquency occurs on three (3) separate occasions, then Landlord, at its election, exercisable by one or more written notices to Tenant at any time after the third such delinquency, may require any or all of the following: (i) that all future payments of Basic Rent be paid three (3) months in advance; and (ii) that the Security Deposit specified in Paragraph 1.K be immediately increased by one hundred percent (100%), in which event Tenant shall, within ten (10) days after written demand therefor, deposit such additional amount in cash with Landlord.

5.   TERM.   The term of this Lease (the “Lease Term”) shall be for the period of time specified in Paragraph 1.B (unless sooner terminated as provided for in this Lease) and shall commence on the commencement date ("Commencement Date") described in Paragraph 1.C. Within 10 days following the Commencement Date, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit C.

6.   POSSESSION. If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before December 1, 2006 (“Possession Date”), Landlord shall not be subject to any liability therefore, nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but, in such case, Tenant shall not be obligated to pay Basic Rent or Additional Rent until the possession of the Premises has been delivered. Notwithstanding the foregoing, the period of delay shall not exceed 45 days from the Possession Date (except those delays caused by Acts of God, strikes, war, governmental bodies, and weather shall be excluded in calculating such period), in which instance Tenant, at its option, may, by written notice to Landlord within ten (10) days after the end of the 45-day period, terminate this Lease and the parties shall have no further liability thereafter accruing under this Lease after Landlord has returned the Prepaid Rent and Security Deposit (subject to Landlord’s rights under Paragraph 4.G) to Tenant.

7.   COMMON AREAS.

A. Use. Subject to the terms and conditions of this Lease and any Rules and Regulations, Tenant shall have the non-exclusive right in common with other occupants of the Building and/or Complex, to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Building and/or the Complex, which areas and facilities are referred to herein as "Common Areas". This right shall terminate upon the termination of this Lease. Tenant shall be entitled to utilize oil change facilities, ATM machines, dry cleaning services, film developing and other concierge services, all on a pay as you go basis, so long as the same services continue to be offered to Landlord’s employees and Tenant has access to the areas in the Complex where such services are offered. Any rights to use other amenities including the fitness equipment and cafeteria will be detailed under a separate license agreement.

B. Control by Landlord. Landlord shall at all times have exclusive control of the Common Areas. Landlord shall have the right, exercisable in its sole and absolute discretion and without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of Rent, to: (i) temporarily close the Common Areas to perform necessary maintenance; (ii) change the shape, size, location and extent of the Common Areas; (iii) make changes to the Common Areas, including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas or sidewalks; or (iv) remove unauthorized persons from the Complex. Tenant shall keep the Common Areas clear of all obstructions created or permitted by Tenant. In exercising any such rights regarding the Common Areas, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Areas in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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C. Services Room. Tenant is informed and acknowledges that the telephone and computer services to the Premises (by way of cables from the existing Furniture) are cabled to a services room within the Common Area of the Building (the “Services Room”) referred to as Room Nos. 1146, 1152 and 1254. Pursuant to the terms of Subparagraph 13.C (Other Services), Tenant shall have the right to install its telecommunications equipment in the Services Room. Since all tenants of the Building shall have the right to install equipment in the Services Room, access to the Services Room shall be granted to Tenant by phoning the Facilities Hotline (during business hours) or on-site security personnel (after normal business hours) or any other reasonable notification procedure established by Landlord to grant such access.

8.   PARKING.  Subject to the terms and conditions of this Lease and subject to the Rules and Regulations, Tenant shall have the non-exclusive right, in common with other tenants or occupants of the Complex, to use the common parking areas of the Complex. Neither Tenant nor Tenant's employees, agents, representatives and/or invitees shall use parking spaces in excess of said number of spaces allocated to Tenant hereunder. Landlord shall have the right (but not the obligation), at Landlord's sole discretion, to designate the specific location of Tenant's parking spaces within the common parking areas of the Complex. Landlord shall also have the right to implement a system of parking charges, vouchers, fines or other parking control fees to be paid by Tenant and/or the users of the Complex, if so required by any governmental agency having jurisdiction over the Complex or if required to meet parking programs mandated by government.

Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the parking area or outside areas of the Complex, or use the same for storage. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.

Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles and levy fines for such violations. Landlord shall have no obligation to Tenant to police the parking areas or enforce any private or public parking restrictions, which enforcement shall be at Landlord's sole and absolute discretion.

9.   EXPENSES OF OPERATION AND MAINTENANCE OF THE COMPLEX. As Additional Rent and in accordance with Paragraph 4.E., Tenant shall pay to Landlord the amounts set forth in Paragraph 1.E as the estimated cost of Tenant's Share of all expenses of operation, management, maintenance and repair of the Building (including Common Areas of the Building) and of the exterior Common Areas (collectively, the “Operating Expenses”). Without limiting the generality of the foregoing, Operating Expenses shall include, but not be limited to, exterior landscape, common utilities including water, sewer, gas and electricity, common trash services, pest control, security support and badge programming and property management, repair and maintenance of the security hardware, repair and maintenance of the parking areas, repair, maintenance and replacement of roof and roof membrane, foundation, exterior walls and other building structural components, exterior glass and windows, fire protection, fire sprinkler systems and fire extinguishers, interior and exterior doors, plumbing systems, drainage systems, electrical systems, ballast and lamp replacement, and mechanical and HVAC systems (excluding Supplemental HVAC, as described in Paragraph 12). HVAC shall be supplied to the Premises between the hours of 7 AM and 6 PM, Monday through Friday, and 9 AM to 1 PM on Saturday, excluding national holidays. Annually, Landlord shall reconcile the actual Operating Expenses as compared to the estimated payments made throughout the preceding calendar year. There shall be an adjustment between Landlord and Tenant for any over or under payment of such Operating Expenses for the preceding calendar year, with payment to Landlord or credit to Tenant against the next installment of Rent (or refund following the expiration of the Lease Term), as the case may require, within ten (10) days after Landlord’s delivery of such reconciliation to Tenant.

Detail of estimated Operating Expenses as of the date of this Lease is as follows:

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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Item:	Estimate for Operating Expenses (Cost/rsf/mo)
Real Estate Taxes	$0.150
Insurance	$0.025
CAM (exterior)	$0.010
Furniture	$0.000
Management Fee	$0.025
Concierge/Fitness Center	$0.000
Roof/HVAC maintenance	$0.060
Plumbing/light bulbs/ballasts	$0.020
Security	$0.010
Janitorial/Waste Pick-Up	$0.040
Total	$0.340

10.   ACCEPTANCE AND SURRENDER OF PREMISES.  Landlord shall deliver the Premises to Tenant with the plumbing, electrical and mechanical systems in good working order and repair. Subject to Paragraphs 26 (Destruction) and 27 (Eminent Domain), Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant); provided, however, that Tenant shall ascertain from Landlord within thirty (30) days before the end of the Lease Term whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Lease Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, consequential damages to Landlord caused, in whole or in part, by such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or operate as an assignment to Landlord of all or any such subleases.

11.   ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises or the Building, or any part thereof, or make any installations (of satellite dishes or other equipment or fixtures) on the roof or other exterior portions of the Building, without the prior written consent of Landlord. All work with respect to any alteration, addition or exterior installation shall be done in a good and workmanlike manner, shall be under the supervision of a competent architect or competent licensed structural engineer approved by Landlord, and shall be made in accordance with all applicable laws, ordinances, codes and regulations related thereto and the plans and specifications with respect thereto shall be approved in writing by Landlord before commencement of work. Landlord's approval of Tenant's plans and specification shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with governmental laws, rules or regulations.

Tenant agrees that it will not proceed to make such alterations, additions or installations without having obtained consent from Landlord to do so, and until ten (10) days after the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the imposition thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Upon completion of the work, Tenant shall file a Notice of Completion as permitted by law in the Office of the County Recorder where the Premises is located.

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Any addition to, or alteration of, the Premises, except moveable equipment and trade fixtures owned by Tenant, shall at once become a part of the Premises and belong to Landlord. Tenant shall retain title to all moveable equipment, satellite dishes and trade fixtures placed in or upon the Premises or the Building by Tenant. All heating, lighting, electrical, air conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures.

12.   MAINTENANCE AND REPAIR OF THE PREMISES. So long as no Event of Default (as defined in Paragraph 24) has occurred, which remains uncured beyond the applicable cure period (if any) set forth in this Lease, Landlord shall, subject to reimbursement from Tenant in accordance with Paragraph 9, maintain and repair the Premises and the Building in good condition and state of repair, except to the extent of any non insured damage (or deductible portion of any insured damage) (subject to Paragraph 17(B)) that is the result of the negligence or willful act of Tenant or Tenant’s Related Parties, in which case Tenant shall be liable for the repair at Tenant's sole cost and expense. Landlord shall have no obligation to make repairs under this Paragraph (except for routine preventative maintenance) until a reasonable time after receipt of notice from Tenant of the need for such repairs. Landlord shall provide on-call facilities maintenance support (“Facilities Hotline”) for responding to Tenant’s maintenance, repair and emergency facilities needs. The Facilities Hotline shall be attended by Landlord’s employees Monday-Friday from 8:00 AM to Noon and from 1:00 PM to 5:00 PM, with emergency response available 24 hours a day via communication through the on-site security personnel. Response times to Tenant shall be consistent with those response times for Landlord’s employees and other Complex tenants and Landlord reserves the right to modify or cancel the provision of the Facilities Hotline at any time and for any reason at Landlord’s sole discretion, upon thirty (30) days written notice. In no event shall any payments owed by Tenant under this Lease be abated on account of Landlord's failure to make repairs under this Paragraph. Notwithstanding the foregoing, in the event of a necessary repair to the Premises which, if not repaired, has the potential for causing damage to property or injury to persons, and Landlord has not responded to Tenant’s request for such repair within one (1) hour, then Tenant shall have the right to contact the service provider designated by Landlord to complete such repair, which services shall be billed directly to Landlord. Landlord shall provide to Tenant a list of its designated service providers prior to the Commencement Date. Tenant hereby waives all statutory rights to make repairs for or at the expense of Landlord.

Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant shall be solely responsible for the maintenance and repair of the dedicated 5-ton HVAC unit, which unit shall be available for service 24 hours a day, 7 days a week, and shall support the Lab Space (the “Supplemental HVAC”). During the Lease Term, Tenant shall be required to contract for and maintain a maintenance and service contract for such Supplemental HVAC unit with a provider approved by Landlord, and shall provide Landlord with a copy of such contract within thirty (30) days after the Commencement Date and at such other times as Landlord requests.

13.   UTILITY AND OTHER SERVICES PROVIDED BY LANDLORD.

A. Janitorial Services. Landlord shall provide, during the Lease Term, janitorial services to the common areas and the Premises consistent with the specifications followed by Landlord in its owned/occupied buildings. Such janitorial services shall include, but not be limited to, vacuuming and trash removal. Tenant’s Share of the cost of janitorial service shall be paid to Landlord in accordance with Paragraph 9 of this Lease.

B. Utilities. As Additional Rent and in accordance with Paragraph 4.E., Tenant shall pay to Landlord the amounts set forth in Paragraph 1.F as the estimated cost of water, gas, electricity, sewer service, and waste pick-up for the Premises, Tenant’s Share of the Common Areas within the Building and Tenant’s share of the parking areas surrounding the Building (collectively, the “Utility Costs”). Annually, Landlord shall reconcile the actual expenses for Utility Costs as compared to the estimated payments made throughout the preceding calendar year. There shall be an adjustment between Landlord and Tenant for any over or under payment of such Utility Costs for the preceding calendar year, with payment to Landlord or credit to Tenant against the next installment of Rent (or refund following the expiration of the Lease Term), as the case may require, within ten (10) days after Landlord’s delivery of such reconciliation to Tenant.

Tenant is informed and acknowledges that electricity to the Building is not separately metered to each premises. In order to comply with the requirements of the City of Milpitas and for life safety purposes, Tenant acknowledges that the Building is equipped with a master switch for electrical current to the entire Building. In emergency situations, Tenant acknowledges and agrees that emergency personnel may, for life safety purposes, cut off electricity to the entire Building.

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If at any time the Building is not at least 85% occupied or Landlord is not supplying utilities (as described in this subparagraph) to at least 85% of the rentable areas of the Building during an entire calendar year, then Landlord may adjust actual Utility Costs to Landlord's estimate of that amount which would have been paid or incurred by Landlord as Utility Costs s had the Building been 85% occupied or serviced, and the Utility Costs as so adjusted shall be deemed to be the actual Utility Costs for such calendar year.

C. Other Services. Tenant shall pay, directly to the provider of such services, as the same shall become due, all charges for telephone, telex and other electronic communications service, and any other utilities, materials or services (including engineering and/or space planning/coordination) furnished directly to or used by Tenant on or about the Premises during the Lease Term. Tenant shall pay for any and all telecommunication or other utility system modifications or additions which it may require and which Landlord expressly agrees to provide pursuant to the terms of this Lease or any subsequent written agreement; provided, however, that nothing in this Lease shall require Landlord to provide, modify or install any utility system or utility system component for Tenant's use except to the extent that the same is required by law or by an express written agreement between Landlord and Tenant.

D. Interruption of Service. Except as provided in Paragraph 18 of this Lease, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent or other compensation by reason of any interruption or failure of utility services to the Premises under this Paragraph 13, including, but not limited to, interruption due to emergency situations or as necessary to install or repair facilities anywhere in the Building.

E. Reservation of Rights. Landlord reserves the right to change providers of any and all services at its sole discretion.

14.   SECURITY/COMMON AREA. During the Lease Term, Tenant shall be entitled to use all existing security hardware, as currently located in the Building and the Premises (the “Security System”), and shall be granted access to the Premises via the exterior badge readers 24X7. The Security System shall at all times remain the property of Landlord, and may be used by Tenant during the Lease Term without additional charge. Any new equipment installations with respect to the Security System will constitute accessions and shall become part of the Security System and shall be owned by Landlord. Such installations shall be paid for by Tenant and Tenant shall use Landlord’s normal installation vendor for all such service so long as the cost of such services provided by Landlord’s vendor are reasonable and customary. Landlord shall be responsible for fire extinguisher maintenance, storm water runoff filing, Premises door checks, monitoring cameras and alarms, responding to alarm calls (to the same degree that Landlord currently responds to alarm calls in areas occupied by its own employees and other Complex tenants), and maintenance of badging system as well as issuance of employee/contractor badges at a cost of $10.00 per new or replacement badge issued; provided, however, the initial supply of security badges for Tenant’s existing employees as of the Commencement Date shall be free of charge. Landlord’s Security Command Center will provide passport photo service to Tenant’s employees and building to car escort so long as it is offering that same service to Landlord’s employees. Notwithstanding anything to the contrary in this Lease, Landlord makes no warranty or representation of any kind whatsoever with regard to the Security System or the services provided under this Paragraph 14, including without limitation their quality, adequacy, efficacy or appropriateness. Landlord’s provision of the Security System is subject to the terms of Section 18 of this Lease. Landlord may, at Landlord’s election, for any reason or for no reason whatsoever, make modifications to the Security System, monitoring process and/or terminate the provision of the Security System at any time upon thirty (30) days written notice to Tenant. Should modifications/termination be made by Landlord, Operating Expenses shall be adjusted accordingly.

The Security System (and badges to operate the same) shall secure building perimeter access only. Tenant acknowledges that doors accessing the Premises from the Common Area as well as doors to offices within the Premises shall be secured with keyed locks only. Landlord shall provide Tenant with a reasonable number of keys to all such locks, which keys must be returned to Landlord by Tenant at the expiration or earlier termination of the Lease.

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15.   TAXES.

A. Taxes Payable by Landlord. Landlord shall pay for any and all real property taxes and assessments levied or imposed against the Premises, Building and/or Complex. Tenant’s Share of such real property taxes and assessments shall be paid to Landlord in accordance with Paragraph 9 of this Lease.
This obligation shall survive the expiration or earlier termination of this Lease, and if any Real Property Taxes are imposed by the County Assessor or other governmental authority for the period of time constituting the Lease Term, whether or not Landlord is billed for the same during the Lease Term, Tenant shall pay Tenant’s Share of such Real Property Taxes when they are ultimately billed. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any new improvements or any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex (excluding investigation and remediation costs); and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord, tax penalties imposed for the late payment of Real Property Taxes, or the federal or state net income tax imposed on Landlord's income from all sources, in excess of the amount which would be payable if such tax or assessment expenses were paid in installments over the longest permitted term. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant's Share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment.

B. Taxes Payable by Tenant. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof (but only under proper protest if requested by Tenant), Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation (but without cost to Landlord), to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

If the tenant improvements in the Premises (other than the initial Tenant Improvements detailed in Section 2.C), whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be paid by Tenant within ten (10) days after Landlord delivers a demand therefore. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

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16.   TENANT’S INSURANCE.

A. Liability Insurance. Tenant, at Tenant’s expense, agrees to obtain and keep in force during the term of this Lease a policy of commercial general liability insurance against any and all claims for personal injury, death, property damage, or other liabilities related to the condition, use or occupancy of Premises, or to Tenant’s operations on the Premises, including an extended liability endorsement providing contractual liability and broad form property damage coverage for full actual replacement cost. Such insurance shall also contain a cross-liability clause. Notwithstanding such cross-liability clause, Tenant’s obligations pursuant to the indemnity set forth in Paragraphs 18 and 43 shall not be limited to the amount of any insurance required of, or otherwise carried by, Tenant. Such liability insurance shall be written with limits of not less than One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) annual aggregate. Certificates evidencing the issuance of such insurance policies shall be furnished to Landlord prior to Tenant’s occupancy of the Premises. The policy or policies affecting such insurance shall name Landlord and the beneficiary or mortgagee of any deed of trust or mortgage affecting the Complex as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, with respect to any act or omission of Tenant, its agents, employees or invitees or otherwise; shall be issued by an insurance company admitted and licensed to transact business in the State of California having a rating of A or better in “Best’s Insurance Guide”; shall provide that the insurance effected thereby shall not be subject to cancellation, lapse or change, except upon thirty (30) days’ prior written notice to Landlord; and shall not have a deductible in excess of such amount as is approved by Landlord. Said liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance shall be in excess thereto. If during the Lease Term, in the reasonable opinion of Landlord’s lender or insurance advisor, the amount of commercial general liability insurance described in this Paragraph 16 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s lender or insurance advisor shall deem adequate.

B. Personal Property Insurance And Worker’s Compensation.  Tenant shall maintain a policy or policies of fire and property damage insurance in “special perils” form with a sprinkler leakage endorsement insuring the Furniture and Tenant’s personal property, inventory, trade fixtures, and any improvements, additions or alterations made by or on behalf of Tenant within the Premises for the full replacement value thereof and not subject to a co-insurance clause. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured. Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

17.   CASUALTY INSURANCE; WAIVER OF SUBROGATION.

A. Property Insurance. Landlord shall purchase and keep in force, a policy or policies of casualty insurance covering loss or damage to the Premises, Building and related Common Area improvements, providing protection against those perils covered by "special perils" insurance, and including such other casualty endorsements as Landlord may elect. Landlord may also maintain at Landlord's election, or if required by Landlord's lender from time to time, earthquake and/or flood damage insurance, worker's compensation insurance, sprinkler leakage insurance and rental income insurance. Tenant’s Share of such insurance costs shall be paid to Landlord in accordance with Paragraph 9 of this Lease. If the cost of such insurance is increased due to Tenant's use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord as described in this Paragraph 17.

B. Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease, each party hereby releases the other party, and its partners, officers, agents, employees, and servants, from any and all claims, demands, loss, expense, or injury to the Premises or to the furnishings, fixtures, equipment, inventory, or other property in, about, or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of fire or other casualty insurance in force at the time of such loss (or which would have been in force had the parties carried the insurance required hereunder) irrespective of any negligence on the part of the released party which may have contributed to or caused such loss; subject to the following limitations: (i) the party being released shall not be released from any liability to the extent that such damages are not covered by the insurance recovery obtained by the releasing party, and (ii) the party being released shall be responsible for reimbursing the releasing party for any deductible owed as a result of such damages. Each party shall use commercially reasonable efforts to obtain, if needed, appropriate endorsements to its policies of insurance with respect to the foregoing releases; provided, however, that failure to obtain such endorsements shall not affect the releases hereinabove given. The provisions of the Paragraph shall not limit the indemnity, hold harmless and/or defense provisions elsewhere in this Lease.

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18.   INDEMNIFICATION; EXEMPTION OF LANDLORD FROM LIABILITY.

A. Indemnification by Tenant. Except as otherwise expressly prohibited by law, Tenant shall, at its sole cost and expense, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, its partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, contractors, and Landlord’s related entities (collectively, "Landlord's Related Parties") from and against all liabilities, obligations, damages, penalties, claims, costs, charges, expenses, causes of action and/or judgments, including reasonable attorneys' fees, which may arise in any manner due to injury, death or property loss caused by, arising out of or in connection with (i) Tenant’s use or occupancy of the Premises; (ii) the conduct of Tenant’s business; (iii) any negligent or willful act of Tenant or Tenant's partners, shareholders, officers, directors, attorneys, agents, beneficiaries, employees, affiliates, contractors, and Tenant’s related entities; and/or (iv) any breach by Tenant under this Lease; provided, however, Tenant shall have no obligation to defend or indemnify Landlord from claims which are caused by the negligence of Landlord or Landlord's Related Parties. This indemnity shall survive the expiration or earlier termination of this Lease. In no event shall Landlord be liable for consequential damages, opportunity costs or lost profits incurred or suffered by Tenant as a result of any such claims.

B. Exemption of Landlord from Liability. Except for the active or gross negligence or willful misconduct of Landlord or Landlord’s Related Parties, Landlord and Landlord's Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage or injury to person or property sustained by Tenant or any person claiming by, through, or under Tenant, resulting from any accident or occurrence in, on or about the Premises, or any other part of the Complex, including, without limitation, claims for loss, theft or damage resulting from: (i) any Furniture or other equipment or appurtenances being in disrepair; (ii) injury done or occasioned by wind or weather; (iii) any defect in or failure to operate, for whatever reason, any Furniture or other equipment or facilities in or about the Building or the Complex; (iv) broken glass; (v) any act, omission or negligence of other users or occupants of the Building or Complex, or the public; or (vi) any other cause of any nature. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises and the Furniture at Tenant's own risk. In no event shall Landlord be liable for consequential damages, opportunity costs or lost profits incurred or suffered by Tenant as a result of any such claims.

C. Indemnification by Landlord. Landlord hereby agrees to indemnify, defend, and hold harmless Tenant and Tenant’s Related Parties from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may arise in any manner due to injury, death or property loss caused by, arising out of or in connection with, the negligence or willful misconduct of Landlord or Landlord’s Related Parties or any breach by Landlord of this Lease. This indemnity shall survive the expiration or earlier termination of this Lease.

19.   COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Paragraph shall not be interpreted as requiring Tenant to make structural changes or structural improvements, except to the extent such changes or improvements are required as a result of Tenant's use or alteration of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

20.   LIENS.  Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, by bond or otherwise, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest thereon as specified in Paragraph 44 below.

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21.   ASSIGNMENT AND SUBLETTING.

A. Restriction on Transfers. Tenant shall not voluntarily or by operation of law assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest herein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or any portion thereof (in any case, a “Transfer”), including, but not limited to, the parking spaces to be used in connection with Tenant's occupancy, or suffer any other person or entity to occupy or use the Premises, without, in each case the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempt to do so without such prior consent shall be wholly void and shall constitute a default by Tenant under this Lease. A transfer of control of Tenant (as described in Paragraph 21.D), shall constitute a Transfer. In the event Landlord consents to any Transfer, such consent shall not constitute a waiver of any of the restrictions of this Paragraph 21 and the same shall apply to each successive Transfer hereunder, if any. In no event shall Landlord's consent to a Transfer affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord consents to a Transfer under this Paragraph 21, such Transfer shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may, at Landlord’s election, collect Rent due hereunder directly from the assignee or sublessee. Collection of Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

B. Profits on a Transfer. In the event that Tenant shall make a permitted Transfer hereunder of all or any portion of the Premises (the "Transfer Space"), then the following shall apply: Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installment of Basic Rent required hereunder, one hundred percent (100%) of the "Profit" paid by the transferee pursuant to the terms reserved in the agreement of Transfer, assignment or sublease. For purposes of this paragraph, "Profit" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises which are in excess of the applicable Basic Rent and Additional Rent payable under this Lease (prorated if a portion of the Premises is subleased), after deducting and paying therefrom Tenant's reasonable attorneys' fees and broker's commissions incurred in connection with the Transfer; provided, however, as a condition to deducting such costs and expenses, Tenant shall provide to Landlord evidence of the costs incurred and any other information reasonably acceptable to Landlord to document such expenditures and such expenditures shall be amortized over the term of the Transfer on a straight-line basis. Tenant also shall furnish to Landlord upon request from Landlord a complete statement setting forth in detail the computation of all Profit derived and to be derived from such Transfer, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times to the books and records of Tenant relating to the calculation of such Profit, and Landlord shall have the right to make copies thereof.

C. Recapture Right. In lieu of giving or withholding consent pursuant to Paragraph 21.A above, Landlord may, at its option, terminate this Lease (or in the case of a proposed subletting or assignment of a portion of the Premises, elect to terminate this Lease as respects that portion) and release Tenant from any liability under this Lease for Basic Rent and Additional Rent (as to that portion of the Premises involved) accruing after the effective date of such termination ("Landlord's Recapture Right"), subject to the following provisions. Landlord shall exercise Landlord's Recapture Right, if at all, by giving Tenant notice of such exercise not later than thirty (30) days after Tenant notifies Landlord that Tenant desires to assign the Lease or sublease the Premises (whether or not Tenant has located a specific proposed transferee). If Landlord fails to exercise Landlord's Recapture Right within said thirty (30) day period, such right shall be of no further force or effect with respect to the transaction in question.

Landlord and Tenant agree and acknowledge that Landlord's Recapture Right as set forth above is intended to permit Landlord to maintain control over the leasing of space in the Premises, to protect its interest in the Premises and to prevent such interest from being impaired. Tenant understands the nature of this right and has approved the recapture provisions in consideration for Landlord's agreement to release Tenant from liability for future Rent due with respect to the recaptured portion of the Premises pursuant to the provisions of this Section.

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D. Certain Transactions Permitted. Notwithstanding the foregoing, and provided that Tenant notifies Landlord and complies with the other applicable provisions of this Paragraph 21, Landlord agrees that a Transfer to a Tenant Affiliate (defined below) shall not require Landlord’s prior consent. As used herein, “Tenant Affiliate” means an entity that assumes in writing the terms of this Lease, and controls, is controlled by or is under common control with Tenant or in the event of a merger or consolidation either (a) Tenant is the surviving entity, or (b) after giving effect to the merger, the surviving entity has assets and net worth at least as great as that of Tenant at the time Tenant executed this Lease. As used in this Lease, a party shall be deemed to “control” another party only if the first party owns more than fifty percent (50%) of the stock or other beneficial interests of the second party. A public offering of Tenant’s stock shall not be deemed a “Transfer.”

E. Costs; Acknowledgment of Reasonableness. Tenant agrees to reimburse Landlord for Landlord's reasonable expenses (including reasonable attorneys' fees and costs) incurred in connection with processing and documentation associated with any consents requested by Tenant under this Paragraph 21. Tenant agrees that the provisions of this Paragraph 21 are not unreasonable standards or conditions for any purpose, including for purposes of the California Civil Code Section 1951.4(b).

22. SUBORDINATION AND MORTGAGES. If Landlord's title or leasehold interest in the Premises is now or hereafter encumbered by the lien of any mortgage or deed of trust to secure a loan from a lender (hereinafter referred to as a "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement with Lender in a form reasonably acceptable to Tenant subordinating its rights under this Lease to the lien of such mortgage or deed of trust, or, if so requested, agreeing that the lien of Lender's mortgage or deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease; provided, however, that such agreement contains a provision to the effect that notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all Rent and fully and faithfully observe and perform all of the provisions set forth in this Lease. Tenant’s failure to execute any such document or instrument within fifteen (15) days after written demand therefore shall constitute an Event of Default. Tenant acknowledges that upon receipt from a lender of a "Demand to Pay Rent to Party other than Landlord" under Section 2938 of the California Civil Code, Tenant shall be required to pay all Rents to the Lender as they become due.

23.   ENTRY BY LANDLORD.  At all reasonable times after 24 hours prior notice (except in emergencies, in which case no notice is required) Landlord shall have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, lenders, or tenants and to post "For Rent" or "For Sale" or other signs relative to the same; to post notices of nonresponsibility; and to alter, improve or repair the Premises, all without abatement of Rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that Landlord shall endeavor not to unreasonably interfere with Tenant's use of the Premises. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any damages or reduction of Rent hereunder.

24.   TENANT'S DEFAULT. The occurrence of any of the following shall be an "Event of Default" (sometimes referred to herein as a "default") by Tenant and a material breach of this Lease:

(1) Tenant shall fail to make any payment owed by Tenant under this Lease, as and when due, and such failure is not cured within five (5) days after Tenant receives written notice from Landlord specifying such failure, unless Landlord is legally prohibited from issuing a notice of default, in which event no grace period shall apply. At Landlord's election, any such notice shall be concurrent with, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

(2) Tenant shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subsection (1) above, for a period of thirty (30) days after Tenant receives written notice from Landlord of said failure; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default within said thirty (30) day period and diligently prosecute the same to completion within such time period as is reasonably needed but not to exceed ninety (90) days from the date of Landlord's notice. Notwithstanding the foregoing, if Landlord is legally prohibited from issuing a notice of default, then no grace period shall apply. At Landlord's election, any such notice from Landlord shall be concurrent with, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure. Notwithstanding the foregoing, the following shall constitute an event of default without any additional notice or lapse of time: (i) failure to provide an estoppel certificate as required under Paragraph 31(i.e., within ten (10) days following written notice from Landlord), or (ii) failure to provide an agreement for the benefit of a Lender under Paragraph 22 (i.e., within fifteen (15) days following written notice from Landlord);

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(3) Tenant shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) suffer the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) suffer the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days. The provisions of this subparagraph 24(3) shall also apply to any Guarantor of this Lease. However, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect; or

(4) Tenant shall vacate or abandon the Premises at any time during the Lease Term (except that Tenant may vacate so long as it pays Rent, provides an on site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder).

25.   LANDLORD'S REMEDIES AND RIGHTS

A. Termination of Lease. In case of an Event of Default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or hereafter permitted by law or in equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover any damages proximately caused by Tenant's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Landlord in an effort to mitigate damages, as well as any other damages which Landlord is entitled to recover under any statute now or hereafter in effect. Landlord's damages include, without limitation, the following:

(1) the worth at the time of the award of any unpaid Rent which had been earned at the time of termination;

(2) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided; and

(3) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the loss of such Rent that Tenant proves could have been reasonably avoided.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be determined by allowing interest at the maximum rate of interest permitted by applicable law. As used in subparagraph (3), the "worth at the time of award" shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other than the foregoing, in no event shall Tenant be liable for consequential damages, opportunity costs, or lost profits suffered by Landlord as a result of any such claims.

B. Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

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C. Right of Entry. In case of an Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Landlord shall have the right to discard or otherwise dispose of such property in accordance with California law. No removal by Landlord of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Landlord in writing, or decreed by an arbitrator or a court of competent jurisdiction. Landlord's right of entry shall include the right to remodel the Premises and relet the Premises. All costs incurred in such entry and reletting shall be paid by Tenant. Rents collected by Landlord from any other tenant that occupies the Premises shall be offset against the amounts owed to Landlord by Tenant. Tenant shall be responsible for any amounts not recovered by Landlord from any other tenant which occupies the Premises. Any payments made by Tenant shall be credited to the amounts owed by Tenant in the sole order and discretion of Landlord, irrespective of any designation or request by Tenant. No entry by Landlord shall prevent Landlord from later terminating this Lease by written notice.

D. Remedies. Tenant hereby waives, for itself and all persons claiming by, through or under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being legally dispossessed or ejected from the Premises. The rights and remedies of Landlord set forth in this Lease are not exclusive, and Landlord may exercise any other right or remedy available to it under this Lease, at law or in equity.

26.   DESTRUCTION.  In the event the Premises are destroyed in whole or in part from any cause, except damage and destruction caused from vandalism or accident for which Tenant is responsible for under Paragraph 12, Landlord may, at its option:

(a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b) Terminate this Lease, provided that the Premises is damaged to the extent of twenty percent (20%) of the replacement cost thereof or to any extent if (i) the damage is not covered by insurance, and/or (ii) the damage occurs during the last twelve (12) months of the Lease Term.

Landlord shall give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease. In the event Landlord agrees to rebuild or restore the Premises, Landlord shall do so promptly at its expense. Unless such damage is caused by Tenant or Tenant's agents, employees or contractors, Tenant shall be entitled to a reduction in Rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment (including telecommunication equipment, whether or not located within the Premises), merchandise, or any improvements, alterations, or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

In the event the damage or destruction of the Premises is caused by Tenant or Tenant's employees, agents or independent contractors, Tenant shall pay the deductible portion of Landlord’s insurance proceeds.

27.   EMINENT DOMAIN.  If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value or any unexpired term of this Lease. Notwithstanding the foregoing Paragraph, any compensation specifically awarded to Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

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If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any other space in the Complex, or (iii) any such spaces are taken or conveyed in lieu of such taking, Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, taking or conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises shall be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

28.   SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. After the date of any such transfer, the term “Landlord” as used herein shall mean the applicable transferee of such interest in the Premises. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

29.   ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the Complex is encumbered by mortgage or deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure, non-judicial foreclosure, or conveyance in lieu thereof, Tenant hereby agrees to attorn to such purchaser or transferee and to recognize such purchaser or transferee as the landlord under this Lease. In the event the lien of the deed of trust securing the loan from a lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

30.   HOLDING OVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without the prior written consent of Landlord, in Landlord’s sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Lease Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay Basic Rent and Additional Rent at a rate equal to two hundred percent (200%) of the Basic Rent and Additional Rent payable under this Lease immediately prior to such holdover, computed on the basis of a thirty day month for each day of the holdover period. In addition, upon demand, Tenant shall pay to Landlord (i) all other amounts due and payable under this Lease, plus (ii) any and all other damages, costs, expenses, and fees (including without limitation attorneys’ fees) incurred or suffered by Landlord as a result of such holdover by Tenant. No acceptance of Rent or other payments under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession or any other of Landlord’s remedies.

31.   CERTIFICATE OF ESTOPPEL. Tenant shall, within ten (10) days after written notice from Landlord, at any time, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed; and (iii) certifying to such other matters concerning the Premises, the Lease or Tenant's tenancy as Landlord may request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that not more than one month’s Rent has been paid in advance.

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32.   CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Premises or the Complex shall affect this Lease or entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

33.   RIGHT OF LANDLORD TO PERFORM.  All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to pay Rent, required to be paid by it hereunder, or shall fail to perform any other term or covenant required to be performed by it hereunder, and such failure shall continue for five (5) days after written notice thereof from Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of interest specified in Paragraph 44 below, shall be paid to Landlord on demand as Additional Rent, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant of Rent hereunder.

34.   ATTORNEY'S FEES. In the event that either Landlord or Tenant should bring suit or become involved in any proceeding for the possession of the Premises, to enforce any provision of this Lease, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action or proceeding and shall be enforceable whether or not the action or proceeding is prosecuted to judgment. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder or the conduct of Tenant or Tenant’s agents in, upon or at the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorneys' fees.

35.   WAIVER.  No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition or any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

36.   NOTICES.  All notices, demands, requests, advises or designations (collectively "Notices") which may be or are required to be given by either party to the other party hereunder shall be in writing. All Notices shall be sufficiently given, made or delivered if (i) to Tenant, personally served on Tenant by leaving the same at the Premises, or (ii) to Landlord, if personally delivered to the address set forth in Paragraph 1.N. Notice shall also be sufficiently given, made or delivered if sent by (a) postage prepaid United States mail or overnight courier, addressed as specified in Paragraph 1.N, or (b) facsimile transmission to the numbers specified in Paragraph 1.N, with confirming copy sent by United States mail. Each Notice referred to in this Paragraph shall be deemed received on the date of the personal service or facsimile transmission, the next business day after sending via overnight courier, or on the third (3rd) day after mailing thereof by United States mail, postage prepaid, as the case may be.

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37.   EXAMINATION OF LEASE.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

38.   DEFAULT BY LANDLORD.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have previously been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

39.   AUTHORITY.  If Tenant is a corporation (or other entity) each individual executing this Lease on behalf of said corporation (or other entity) represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation (or other entity) in accordance with the by-laws of said corporation (or in accordance with the agreement of such other entity) and that this Lease is binding upon said corporation (or other entity) in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors or other governing members of said corporation (or other entity) authorizing or ratifying the execution of this Lease.

40.   LIMITATION OF LIABILITY.  In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy and source of recovery for any judgment or award shall be against Landlord's interest in the Premises. Tenant agrees that the foregoing covenant and agreement shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

41.   BROKERS. Tenant and Landlord each warrants to the other that it has had no dealings with any real estate broker(s) or agent(s), other than those specified in Paragraph 1.N, and that it knows of no other real estate broker or agent who is entitled to a commission, in connection with this Lease. Each party shall indemnify, defend, protect and hold harmless the other party and its agents, employees and independent contractors from and against any and all liabilities, losses, costs, expenses and damages (including attorneys' fees and costs) arising out of any allegations or claim by any third party, other than the broker(s) specified above, for a commission or fee in connection with the negotiation of this Lease as a result of the actions of the indemnifying party. Pursuant to separate written agreements, Landlord shall be responsible for the payment of a commission to Landlord’s broker in connection with this Lease, and Landlord’s broker shall be responsible for any commission or fee payable to Tenant’s broker, and neither Landlord nor Tenant shall have any responsibility for such payment to Tenant’s broker.

42.   SIGNS. Subject to compliance with all applicable laws and regulations relating thereto and approval by the City of Milpitas, Tenant shall be entitled to Tenant’s Share of existing building directional signage and monument signage, which signage shall be installed at Tenant’s sole cost and expense. Tenant shall be entitled to apply vinyl lettering/logo to the Premises entry doors. Landlord shall provide lobby directory signage at Landlord’s sole cost and expense. Except for the foregoing, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises unless Tenant complies with all applicable laws and regulations relating thereto and Tenant first obtains the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Tenant violates any laws or regulations relating to its signs, or does not obtain Landlord's prior written consent pursuant to the preceding sentence, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering shall be removed and restored upon the expiration or earlier termination of this Lease at Tenant’s sole cost and expense.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may, in Landlord's judgment, appear unsightly from outside the Premises.

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43.   HAZARDOUS MATERIALS.

A. Definitions. As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal, or local government authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Department of Human Services, the Food and Drug Agency or any other governmental agency which regulates hazardous or toxic substances in the environment. Without limiting the generality of the foregoing, the term “Hazardous Material” shall include (i) all of those materials and substances defined as “Toxic Materials” in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect, (ii) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court, or (iii) petroleum or crude oil other than petroleum and petroleum products which are contained within regularly operated motor vehicles.

B. Restriction on Use. Except for small quantities of products used in normal office environments (e.g., toner, white out), Tenant shall not cause or permit any Hazardous Material to be used, generated, released, discharged, transported to or from, stored, or disposed of in or about the Premises, the Complex, or any other land or improvements in the vicinity of the Premises or the Complex, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Without limiting the generality of the foregoing, Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, generation, release, transportation and disposal of Hazardous Materials. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Complex, or any nearby premises, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the same to the condition existing prior to such contamination.

C. Indemnity. Tenant shall indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and independent contractors from and against any and all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, demands, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, including, without limitation, reasonable attorneys' fees and disbursements and consultants' fees, arising out of, relating to or resulting from any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant's agents, employees or independent contractors, of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises. This indemnity shall survive the expiration or earlier termination of this Lease. Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of a Hazardous Material, including any so-called state, federal or local “super fund” lien related to the “clean up” of a Hazardous Material in or about the Premises, the Complex or any other premises.

D. Notices. Tenant and Landlord each shall immediately notify the other of any inquiry, test, investigation, or enforcement proceeding by or against such party or the Premises concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material released or disposed of by Tenant or Tenant’s Related Parties by any applicable governmental authority. Landlord shall have the right to appoint a consultant, at Tenant’s expense, to conduct an investigation to determine whether any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant’s Related Parties, of any Hazardous Material is being conducted in an appropriate manner and in accordance with all applicable laws. Tenant, at its expense, shall comply with all recommendations of the consultant.

E. Condition upon Surrender of Premises. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises resulting from any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant’s Related Parties, of any Hazardous Material. If Tenant fails to so surrender the Premises, Tenant shall, in addition to its obligations under Paragraph 43.C above, indemnify, defend, protect and hold harmless Landlord and Landlord's agents, employees and contractors from and against any and all damages arising out of, related to or resulting from Tenant’s failure to surrender the Premises as required by this Paragraph, including without limitation any claims or damages in connection with the condition of the Premises such as damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material upon, about, above or beneath the Premises, the Complex or any nearby premises.

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F. Clean-up Activities. If any action is required to be taken by a governmental authority to clean-up Hazardous Materials from the Premises resulting from any storage, use, generation, discharge, treatment, transportation, release or disposal by Tenant, or Tenant’s Related Parties, of any Hazardous Material, and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and in addition to the requirements of Paragraph 30, Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to relet the Premises or a reduction of the fair market and/or rental value of the Premises.

G.  Exemption of Tenant from Liability. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for the clean-up or remediation of, and shall not be required to indemnify Landlord against, any claims, losses, liabilities or expenses resulting form any Hazardous Materials placed on or about the Premises prior to the Commencement Date by parties other than Tenant or Tenant’s Related Entities, except to the extent that such contamination has been exacerbated by Tenant or Tenant’s Related Entities or by Tenant’s failure to perform its obligations under this Paragraph 43.

H. Landlord’s Representations. To Landlord’s Knowledge (as defined in Paragraph 46.J), the buildings contain no Hazardous Materials or asbestos.

44.   INTEREST. Any sum accruing to Landlord under the provisions of this Lease which shall not be paid by Tenant within thirty (30) days after such sum becomes due, shall bear interest from the expiration of such 30 day period, until paid, at the rate of twelve percent (12%) per annum, or the maximum rate then permitted under applicable law, whichever is less.

45.   FURNITURE. Tenant shall be entitled to use the furniture, work stations, voice and data cabling currently located in the Premises as shown on Exhibit B (“Furniture”). The Furniture at all times shall remain the property of Landlord, and shall be used by Tenant during the Lease Term free of charge. Tenant agrees, at its sole cost and expense, to maintain the Furniture in good condition and repair, allowing for reasonable wear and tear, and to insure the Furniture in accordance with the terms and conditions of Paragraph 16. In the event that the Furniture is damaged during Tenant’s occupancy of the Premises beyond ordinary wear and tear, Tenant shall, at Landlord’s option, either repair or replace such damaged Furniture at Tenant's sole cost and expense. Any installations, replacements, and substitutions of parts or accessories with respect to any of the Furniture supplied by Landlord shall constitute accessions and shall become part of the Furniture and shall be owned by Landlord. Such installations, replacements and substitutions shall be paid for by Tenant. Landlord shall not be under any liability or obligation in any manner to provide service, maintenance, or repairs for the Furniture. Upon the expiration or earlier termination of this Lease, Tenant shall return the Furniture in the same condition and repair as the Furniture was delivered to Tenant, excepting only ordinary wear and tear.

46.   MISCELLANEOUS AND GENERAL PROVISIONS.

A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. Governing Law; Partial Invalidity. This Lease shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C. Definitions; Binding Effect. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

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D. Time of the Essence. Time is of the essence of this Lease and of each and all of its provisions.

E. Waiver of Jury Trial. LANDLORD AND TENANT EACH ACKNOWLEDGE THAT IT IS AWARE OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND HAS HAD THE ADVICE OF COUNSEL, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. Landlord and Tenant hereby agree that the other party hereto shall be authorized to file this Lease with the clerk or judge of any court of competent jurisdiction, as a written consent to waiver of trial by jury.

F. Entire Agreement. All exhibits, riders and attachments referenced in this Lease are hereby incorporated into this Lease. This instrument along with any exhibits, riders and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby acknowledge that neither party has relied upon any representation concerning the Premises that is not set forth in this Lease and agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

G. Recording of Lease; Quitclaim. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

H. Amendments Required by Lender. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as such modifications are reasonable, do not increase the obligations of Tenant hereunder, or materially adversely affect the leasehold estate created hereby or materially diminish Tenant’s rights hereunder.

I. Air Rights Retained by Landlord. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

J. Landlord’s Knowledge. As used in this Lease, the term “Landlord’s Knowledge” or words of similar import shall mean the actual current knowledge of Robert W. Kraiss, without the duty of further investigation or inquiry with respect to the matter to which such actual knowledge pertains; provided, however, in no event shall this Lease give rise to any personal obligation, liability or duty on the part of Robert W. Kraiss, or any other trustee, officer, director, agent, representative or employee of Landlord. Robert W. Kraiss shall not be charged with constructive or inquiry notice or knowledge, or imputed knowledge of any agents, contractors, or employees.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the date first above written.

LANDLORD:

ADAPTEC, INC.,
A Delaware corporation

By: _______________________________________
Robert W. Kraiss

Title: Director of Corporate Facilities and Real Estate

TENANT:

TECHNOCONCEPTS, INC.,
A Nevada corporation

By: _______________________________________

Name:        Michael Handelman_________________

Title:          Chief Financial Officer_______________

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EXHIBIT A

FLOOR PLAN OF THE BUILDING AND PREMISES

[to be attached]

EXHIBIT B

TENANT IMPROVEMENTS SPACE PLAN/FURNITURE LAYOUT

FOR THE PREMISES

[To Be Attached.]

EXHIBIT C

COMMENCEMENT DATE MEMORANDUM

Landlord:	ADAPTEC, INC., a Delaware corporation

Tenant:	TECHNOCONCEPTS, INC., a ____________ corporation

Premises:	673 South Milpitas Blvd. (Building 1), Suite 100, Milpitas, California

For the Lease Agreement dated November 13 , 2006, the undersigned hereby certifies:

I.	That the undersigned Tenant occupies the above-described Premises consisting of approximately 6,709 square feet of leasable area.

II.	That the initial Lease Term commenced on _________________ and will terminate on _________________.

III.	That Tenant's obligation to pay Basic Rent in the amount of_________________ commenced on _________________

IV.	That a security deposit of _________________ has been paid by Tenant to Landlord.

V.	That all tenant improvements to be constructed by Landlord are complete and have been accepted by Tenant, except as follows: __________________________________________.

Dated as of                                                .

LANDLORD:	TENANT:

Adaptec, Inc.,	TECHNOCONCEPTS, INC.,
a Delaware corporation	a Nevada corporation

By: _________________________________	By: _________________________________
Robert W. Kraiss, Director of Corporate
Facilities and Real Estate	Name: ______________________________

Title: ________________________________

Date: ____________________	Date: ___________________

By: ______________________________________

Name: ___________________________________

Title: ____________________________________

DO NOT EXECUTE UNTIL THE EXACT COMMENCEMENT DATE
HAS BEEN ESTABLISHED PURSUANT TO PARAGRAPH 5 OF THE LEASE.

EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

EXHIBIT D

RULES AND REGULATIONS

1.   No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, or printed or affixed on or to any part of the outside or inside common area of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

2.   All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

3.   Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

4.   The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective premises.

5.   Tenant shall not alter any lock or install any new or additional locks outside tenant suite or any bolts on any doors or windows of the Premises.

6.   The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees shall have caused it.

7.   Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same.

8.   Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

9.   Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purposes. Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness. All cardboard boxes must be “broken down”, and all styrofoam chips must be bagged or otherwise contained so as not to constitute a nuisance. Landlord shall have no responsibility whatsoever for the theft of or damage to any property of Tenant or its employees resulting from any acts or omissions of janitorial personnel, and Tenant hereby waives any and all claims against Landlord therefor.

10.   Landlord shall not be responsible to Tenant or to any other person for the violation of these or other rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant’s occupancy of the Premises.

11.   Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be reasonably objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

12.   All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.   Except to the extent (if any) that trash removal is provided by Landlord as part of Common Area maintenance services, Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles at locations approved by Landlord.

14.   Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

Exhibit D - Page 1
RULES & REGULATIONS

15.   Tenant shall not permit any animals, including but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Complex or any of the Common Areas, except for seeing-eye animals.

16.  Tenant shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Complex which are used in common with other tenants, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Complex and will promptly remove any such objects upon notice from Landlord.

17.   Tenant shall not waste electricity, water or air conditioning furnished by Landlord, if any, and shall cooperate fully with Landlord to insure the most effective operation of the Project’s heating and air conditioning systems consistent with Tenant’s business operations as permitted by the Lease.

18.   Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

19.   The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

20.   Tenant shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriately reasonable rules and regulations as Landlord or Landlord’s agent may from time to time adopt; provided, however, that in the event of any inconsistency or conflict between the rules and regulations and provisions of the Lease, the latter shall control. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

21.   No electric circuits for any purpose shall be brought into the Premises without Landlord’s written permission specifying the manner in which same may be done. Tenant shall not overload any utilities serving the Premises.

22.   Wherever in these Rules and Regulations the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, employees, contractors, agents, subtenants, and licensees. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, employees, contractors, and agents.

23.   Tenant shall, when using the common parking facilities in and around the Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking shall always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

24.   In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Project and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Complex of any person.

Exhibit D - Page 2
RULES & REGULATIONS

EXHIBIT E

SITE PLAN OF THE COMPLEX

Landlord's Initials:
Tenant's Initials: _____